RENTAL AGREEMENT

This Rental Agreement made the first day of February, 1998, between Signature Floors, Sub-lessor, and Fiberstars, Sub-lessee, for the term of fourteen months commencing on February 1, 1998 and ending on March 31, 1999 for the total rent of $15,190.00 the following Real Estate, in its present condition in the city of Fremont, CA, at 41539 Albrae Street (It shall be an area of approximately
5200 sq. feet including common areas to be equally divided between three occupants).

WITNESSETH: That the Sub-lessor, in consideration of the hereinafter mentioned and of the covenant of the Sub-lessee herein contained, hereby rent the previously defined premises as follows:

RENTAL: $1,085.00 per month, payable monthly in advance, on the first day of each and every month without notice or demand and without deduction of any kind; it being hereby expressly conditioned and agreed that the punctual payment of said rent is a material consideration for the letting of said premise to the lessee at rental above stated. SUB-LESSEE will also be responsible for payment of one third of annual property tax (approximately $965.00), one third of annual property insurance (approximately $211.00), and one third of the water bills and landscaping.

The Sub-lessee agrees with the Sub-lessor as follows:

         1. That they will pay said rent at the time specified above.
         2. That they will not use or permit said premises to be used for any unlawful, improper or offensive purpose.
         3. That they will not assign said premises or any part thereof without the written consent of the Sub-lessor.
         4. That they will, before vacating said premises give said Sub-lessor notice of their intention to do so at least 30 days before the expiration of the rental month.
         5. That in addition to the rental aforesaid they will indemnify the Sub-lessor to the full amount of all injury of damage to the above premises and the property described not due to ordinary wear and tear of unavoidable casualty.
         6. That the Sub-lessor or his agent may at reasonable times, enter upon said premises to examine the conditions of the same, to take or send persons on said property, seeking to rent, make repairs or improvement.
         7. That they have carefully read this agreement and understands same.

Security deposit of $1,117.00 received.
For non-payment of Rent-Damage to building or cleaning. To be refunded to the Sub-lessee upon full performance of all of the terms, covenants and conditions herein contained and on their part to be observed and/or performed.

                  SIGNATURE FLOORS-SUB-LESSOR       /S/ JOHN SHEA IV
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                  FIBERSTARS-SUB-LESSEE    /S/ STEVE KEPLINGER
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